UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) July 9, 2009

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	Cost Associated with Exit or Disposal Activities
2.05

On July 8, 2009, the Company announced it is closing its integrated circuit photomask manufacturing facility in Shanghai, China. The closure is consistent with the Company’s strategy to reduce costs and lower its operational breakeven point. In connection with the announced closure, the Company expects to record an after tax charge of approximately $10 million to $14 million in fiscal 2009. Approximately 90% of the total charges will be attributed to non-cash items. The Company also estimates that seventy five (75) employees will be affected by the closure. Once completed the Company expects to realize annual savings ranging from $4 to $5 million.

The Company issued a press release on July 8, 2009 announcing the closure. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

SAFE HARBOR STATEMENT

This report contains forward-looking statements, including those regarding the expected charges and annual savings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: customer requirements, economic, competitive, legal, governmental and technological factors and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated July 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE July 9, 2009	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, Associate General Counsel

PHOTRONICS, INC.